EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST PERFORMANCE

HOUSTON, Sept. 4, 2001 -- Continental Airlines (NYSE: CAL) today reported an August load factor of 78.1 percent, 1.3 points below last year's August load factor.

Continental's on-time arrival rate was 77.7 percent and its completion factor was 99.2 percent in August. Several severe weather days across the system, especially in the carrier's Newark/New York and Houston hubs, affected August's on-time arrival rate.

In August 2001, Continental flew 6.4 billion revenue passenger miles (RPMs) and 8.1 billion available seat miles (ASMs), resulting in a traffic increase of 4.8 percent and a capacity increase of 6.5 percent versus August 2000. Domestic traffic was 3.9 billion RPMs, up 7.9 percent from August 2000, and domestic capacity was 5.1 billion ASMs, up 7.9 percent from last year.

The decline of Continental's load factor along with a decline in yield in August 2001, as compared to August 2000, resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 12 and 14 percent.

Continental Express, a regional air carrier for Continental Airlines, reported a record August load factor of 66.0 percent, 2.8 points above last August. Continental Express flew 343.5 million RPMs and 520.2 million ASMs in August, resulting in a traffic increase of 26.3 percent and a capacity increase of 20.9 percent versus August 2000.

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PRELIMINARY TRAFFIC RESULTS

AUGUST		2001	2000	Change
REVENUE PASSENGER MILES (000)
	Domestic	3,939,656	3,651,502	7.9 Percent

	International	2,421,161	2,420,385	0.0 Percent
	Transatlantic	1,055,583	1,211,007	(12.8) Percent
	Latin America	777,038	742,551	4.6 Percent
	Pacific	588,540	466,827	26.1 Percent

	Total Jet	6,360,817	6,071,887	4.8 Percent

	Cont'l. Express	343,492	271,958	26.3 Percent

AVAILABLE SEAT MILES (000)
	Domestic	5,100,725	4,728,271	7.9 Percent

	International	3,044,125	2,918,943	4.3 Percent
	Transatlantic	1,322,783	1,398,101	(5.4) Percent
	Latin America	969,046	943,361	2.7 Percent
	Pacific	752,296	577,481	30.3 Percent

	Total Jet	8,144,850	7,647,214	6.5 Percent

	Cont'l. Express	520,172	430,400	20.9 Percent

PASSENGER LOAD FACTOR
	Domestic	77.2 Percent	77.2 Percent	- Points

	International	79.5 Percent	82.9 Percent	(3.4) Points
	Transatlantic	79.8 Percent	86.6 Percent	(6.8) Points
	Latin America	80.2 Percent	78.7 Percent	1.5 Points
	Pacific	78.2 Percent	80.8 Percent	(2.6) Points

	Total Jet	78.1 Percent	79.4 Percent	(1.3) Points

	Cont'l. Express	66.0 Percent	63.2 Percent	2.8 Points

CARGO REVENUE TON MILES (000)
	Total	77,697	91,277	(14.9) Percent

YEAR-TO-DATE	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	27,629,268	26,622,600	3.8 Percent

International	17,136,141	16,976,955	0.9 Percent
Transatlantic	7,564,142	8,150,913	(7.2) Percent
Latin America	5,650,954	5,505,004	2.7 Percent
Pacific	3,921,045	3,321,038	18.1 Percent

Total Jet	44,765,409	43,599,555	2.7 Percent

Cont'l. Express	2,345,035	1,908,095	22.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	37,506,043	35,455,068	5.8 Percent

International	22,889,050	22,023,801	3.9 Percent
Transatlantic	9,809,300	10,147,518	(3.3) Percent
Latin America	7,618,159	7,435,563	2.5 Percent
Pacific	5,461,591	4,440,720	23.0 Percent

Total Jet	60,395,093	57,478,869	5.1 Percent

Cont'l. Express	3,708,036	3,027,928	22.5 Percent

PASSENGER LOAD FACTOR
Domestic	73.7 Percent	75.1 Percent	(1.4) Points

International	74.9 Percent	77.1 Percent	(2.2) Points
Transatlantic	77.1 Percent	80.3 Percent	(3.2) Points
Latin America	74.2 Percent	74.0 Percent	0.2 Points
Pacific	71.8 Percent	74.8 Percent	(3.0) Points

Total Jet	74.1 Percent	75.9 Percent	(1.8) Points

Cont'l. Express	63.2 Percent	63.0 Percent	0.2 Points

CARGO REVENUE TON MILES (000)
Total	652,594	717,158	(9.0) Percent

PRELIMINARY OPERATIONAL RESULTS
AUGUST	2001	2000	Change
On-Time Performance*	77.7%	77.7%	0.0 Points

Completion Factor**	99.2%	99.1%	0.1 Points

YEAR-TO-DATE	2001	2000	Change
On-Time Performance	80.9%	77.7%	3.2 Points

Completion Factor	98.9%	98.7%	0.2 Points

PRELIMINARY RASM CHANGE AND FUEL PRICE

AUGUST 2001 estimated year-over-year RASM Change		(12-14) Percent

AUGUST 2001 estimated average price per gallon of fuel, excluding fuel taxes		77 cents

* Department of Transportation Arrivals within 14 minutes

** System Mileage Completion percentage

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